                                                                     EXHIBIT 4.4

                           SHORT TERM PROMISSORY NOTE

US$17,627.77                                                     August 17, 2004

         FOR VALUE RECEIVED, Voyager One, Inc. promises to pay to the order of Castle Hill Advisory Group at such place as the holder of this Note may from time to time designate, the principal sum of Seventeen Thousand, Six Hundred, Twenty Seven and 77/100 (US$17,627.77) together with simple interest from the date hereof at the rate of six percent (6) per annum on the principal balance.

         The note matures and becomes due December 31, 2004. The amount of the payment shall be an amount equal to the outstanding principal and unpaid interest.

         All payments on account of the indebtedness evidenced by this note shall be first applied to interest on the unpaid principal balance and the remainder to principal.

         All parties to this note severally waive presentment for payment, notice of dishonor, protest and notice of protest.

         This Notes purpose is restructuring debt owed to Castle Hill Advisory Group currently in the form of A/P into a N/P with terms beneficial to improving the companies current cash situation.


Voyager One, Inc.                              Sebastien DuFort
859 West End Court
Suite I                                        BY:  /S/  SEBASTIEN C. DUFORT
Vernon Hills, IL 60061                              ----------------------------
Phone: 847-984-6200                                 SIGNATURE & DATE
Fax: 847-984-6201

BY:     /S/  JOHN A. LICHTER
     ---------------------------
         SIGNATURE & DATE
         JOHN LICHTER
         CEO

                                   CONSENT TO
                  AMENDMENT OF SHORT TERM PROMISSORY NOTE DATED
                                 AUGUST 17, 2004


         FOR VALUE RECEIVED, the undersigned, Castle Hill Advisory Group and Voyager One, Inc., a Nevada corporation, hereby consent to an Amendment of the terms of the Short Term Promissory Note dated August 17, 2004, attached as Exhibit A hereto, as follows:

         1. The one installment payment due date is hereby extended from December 31, 2004 to the later of March 1, 2005 or ninety (90) days after Voyager One, Inc.'s registration statement filed August 26, 2004 has been declared effective. Simple interest has accrued since August 17, 2004 and shall continue to accrue at the rate of six percent (6%) per annum on the principal balance of $17,627.77 until paid.

         2. This Consent is effective November 1, 2004 regardless of when it is signed. The remaining terms of the original note dated August 17, 2004 shall remain in full force and effect.

         "Payor"                            "Payee"


Name:    Voyager One. Inc.                  Castle Hill Advisory Group
Address: 859 West End Court
         Vernon Hills, IL   60061
Phone    847-984-6200
Fax      847-984-6201

         By: /s/ John A. Lichter 11/1/04     By: /s/Sebastien C. DuFort 11/1/04
             ---------------------------         ------------------------------
             Signature and Date                  Signature and Date
             John A. Lichter                     Sebastien C. DuFort
             CEO                                 President

                                   CONSENT TO
              SECOND AMENDMENT OF SHORT TERM PROMISSORY NOTE DATED
                                 AUGUST 17, 2004


     The undersigned, Castle Hill Advisory Group and Voyager One, Inc., a Nevada corporation, hereby consent to a Second Amendment of the terms of the Short Term Promissory Note dated August 17, 2004 as follows:

     1. The payment due date is hereby extended to ninety (90) days after Voyager One's registration statement registering, to the extent permitted by the SEC, all shares of common stock to be issued under all the convertible debentures purchased by Cornell Capital pursuant to the Securities Purchase Agreement dated May 14, 2004 has been declared effective. Simple interest shall continue to accrue at the rate of six percent (6%) per annum on the principal balance of $17,627.77 until paid.

     2. This Consent is effective March 1, 2005 regardless of when it is signed. The remaining terms of the original note dated August 17, 2004 shall remain in full force and effect.


           "Payor"                           "Payee"


Name:      Voyager One. Inc.                 Castle Hill Advisory Group
Address:   859 West End Court
           Vernon Hills, IL   60061
Phone      847-984-6200
Fax        847-984-6201

           By: /S/ John A. Lichter 3/3/05    By: Sebastien C. DuFort 3/8/05
              ---------------------------        ----------------------------
                   Signature and Date              Signature and Date
                   John A. Lichter                 Sebastien C. DuFort
                   CEO                             Managing Director